EXHIBIT 99.1

NewsRelease

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810	TEL. 978/475-9090 FAX: 978/474-9204

DYNAMICS RESEARCH CORPORATION
REPORTS RECORD THIRD QUARTER 2004 REVENUE
Up 13% over last year

Andover, Mass.—October 27, 2004—Dynamics Research Corporation (Nasdaq: DRCO) today reported record revenues of $70.5 million and earnings from continuing operations of $2.3 million, or $0.25 per diluted share, for the third quarter ended September 30, 2004. This compares with revenues of $62.4 million and earnings from continuing operations of $2.4 million, or $0.27 per diluted share, for the same period in 2003.

For the nine months ended September 30, 2004, DRC reported earnings from continuing operations of $6.5 million, or $0.72 per diluted share, on revenues of $197.5 million. For the first nine months of 2003, DRC’s earnings from continuing operations were $6.0 million, or $0.68 per diluted share, on revenues of $183.2 million.

Results for the third quarter and nine months ended September 30, 2004, include revenues and net income from the acquisition of Impact Innovations Group, LLC, effective September 1, 2004.

Regarding results for the quarter, James P. Regan, chairman and chief executive officer, said, “This was another busy and productive quarter for us. The impressive list of accomplishments in the quarter includes: completing the strategically important acquisition of Impact Innovations and the financing to support it; fully implementing a major reorganization around our markets and solutions offerings effective at the beginning of the quarter; and successfully completing the integration the Impact Innovations business units into the new organizational structure. At the same time we remained focused on cash collections to reduce our revolving credit debt. I am increasingly optimistic about the prospects for the balance of 2004 and beyond, based on the strength of the markets that we serve and the improving trends we are seeing in our new business development results”.

DRC confirmed guidance for the fourth quarter of 2004 with revenues expected to be in the range of $78 to $80 million and earnings per diluted share from continuing operations expected to be in the range of $0.28 to $0.31.

The company will conduct a conference call tomorrow at 8:30 a.m. ET to discuss its third quarter results and the outlook for the remainder of 2004 and 2005 in more detail. The call will be available via telephone at (888) 569-5033, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #885651, beginning at 10:30 a.m. ET October 28, 2004 through 11:59 p.m. ET November 4, 2004.

About Dynamics Research Corporation

Dynamics Research Corporation is an innovative solutions provider that partners with its customers to apply proven processes and technologies. For nearly 50 years, DRC has delivered technical and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information about DRC please visit the website at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some of the statements contained or implied in this news release, may be considered forward-looking statements, that are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s report Form 10-K and other reports filed with the SEC. The company assumes no obligation to update any forward-looking information.

CONTACT:	Elise P. Caffrey, Vice President & Treasurer (978) 475-9090, Ext. 1309

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three months ended
	September 30,
	2004	2003
Contract revenue	$68,659	$60,602
Product sales	1,792	1,830

Total revenue	70,451	62,432

Cost of contract revenue	58,022	51,386
Cost of product sales	1,274	1,342
Selling, general and administrative expenses	6,141	5,018
Amortization of intangible assets	573	423

Total operating costs and expenses	66,010	58,169

Operating income	4,441	4,263
Interest expense, net	(559)	(182)
Other income	48	51

Income from continuing operations before provision for income taxes	3,930	4,132
Provision for income taxes	1,662	1,745

Income from continuing operations	2,268	2,387
Loss from discontinued operations, net of taxes	—	(147)

Net income	$2,268	$2,240

NET EARNINGS PER COMMON SHARE
Basic
Income from continuing operations	$0.27	$0.29
Loss from discontinued operations	—	(0.02)

Net earnings per common share	$0.27	$0.27

Diluted
Income from continuing operations	$0.25	$0.27
Loss from discontinued operations	—	(0.02)

Net earnings per common share	$0.25	$0.25

Weighted average shares outstanding
Weighted average shares outstanding — basic	8,538,353	8,259,833
Dilutive effect of options	551,109	735,157

Weighted average shares outstanding — diluted	9,089,462	8,994,990

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Nine months ended
	September 30,
	2004	2003
Contract revenue	$192,361	$177,840
Product sales	5,108	5,336

Total revenue	197,469	183,176

Cost of contract revenue	164,017	150,389
Cost of product sales	3,774	3,877
Selling, general and administrative expenses	16,411	16,908
Amortization of intangible assets	1,335	1,301

Total operating costs and expenses	185,537	172,475

Operating income	11,932	10,701
Interest expense, net	(1,133)	(696)
Other income	485	131

Income from continuing operations before provision for income taxes	11,284	10,136
Provision for income taxes	4,773	4,159

Income from continuing operations	6,511	5,977
Loss from discontinued operations, net of taxes	—	(1,360)
Loss on disposal of discontinued operations, net of taxes	—	(233)

Net income	$6,511	$4,384

NET EARNINGS PER COMMON SHARE
Basic
Income from continuing operations	$0.77	$0.73
Loss from discontinued operations	—	(0.16)
Loss on disposal of discontinued operations	—	(0.03)

Net earnings per common share	$0.77	$0.54

Diluted
Income from continuing operations	$0.72	$0.68
Loss from discontinued operations	—	(0.15)
Loss on disposal of discontinued operations	—	(0.03)

Net earnings per common share	$0.72	$0.50

Weighted average shares outstanding
Weighted average shares outstanding — basic	8,464,854	8,192,299
Dilutive effect of options	567,252	584,324

Weighted average shares outstanding — diluted	9,032,106	8,776,623

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	September 30,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$150	$2,724
Accounts receivable, net of allowances	49,134	28,251
Unbilled expenditures and fees on contracts in process	45,352	34,257
Prepaid expenses and other current assets	1,871	2,145

Total current assets	96,507	67,377

Property, plant and equipment, net	21,903	20,672
Deferred income taxes	1,032	2,337
Goodwill	64,109	26,711
Intangible assets, net	12,508	2,343
Other noncurrent assets	4,842	1,630

Total noncurrent assets	104,394	53,693

Total assets	$200,901	$121,070

Liabilities and stockholders’ equity
Current portion of long-term debt	$8,356	$500
Notes payable and revolver	15,404	8,500
Accounts payable	16,564	13,351
Accrued payroll and employee benefits	19,060	15,657
Deferred income taxes	9,569	9,698
Other accrued expenses	6,688	2,371
Discontinued operations	401	778

Total current liabilities	76,042	50,855

Long-term debt, less current portion	52,920	7,750
Accrued pension liability	10,208	12,030
Other long-term liabilities	1,880	1,386
Discontinued operations	—	398

Total long-term liabilities	65,008	21,564

Total liabilities	141,050	72,419
Stockholders’ equity	59,851	48,651

Total liabilities and stockholders’ equity	$200,901	$121,070

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION

SUPPLEMENTAL INFORMATION (unaudited)

(dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Capital expenditures — continuing operations	$1,149	$2,188	$3,331	$5,416
Capital expenditures — total company	$1,149	$2,188	$3,331	$5,416
Depreciation — continuing operations	$876	$689	$2,648	$2,248
Depreciation — total company	$876	$689	$2,648	$2,301
Bookings — continuing operations	$70,096	$51,426	$190,199	$181,250
Bookings — total company	$70,096	$51,426	$190,199	$183,191

	September 30,
	2004	2003
Funded backlog — continuing operations	$151,042	$109,172
Funded backlog — total company	$151,042	$109,172
Employees — continuing operations	1,975	1,758
Employees — total company	1,975	1,760